UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Knight Trading Group, Inc.

(Name of Registrant as Specified In Its Charter)

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KNIGHT TRADING GROUP, INC.

545 Washington Boulevard

Jersey City, New Jersey 07310

April 4, 2005

Dear Stockholder:

We cordially invite you to attend Knight Trading Group Inc.’s annual stockholders’ meeting. The meeting will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 11, 2005 at 1:00 p.m.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a proxy card and a copy of our 2004 Annual Report to Stockholders. At this year’s meeting, the agenda includes a proposal to change the Company’s name to Knight Capital Group, Inc., the election of eight Directors and a proposal to ratify the selection of our independent auditor. Our Board of Directors recommends that you vote FOR each of these matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement.

Your vote is very important regardless of how many shares of Knight Trading Group, Inc. Class A Common Stock you own. Regardless of whether you plan to attend the Annual Meeting, your shares should be represented and voted. After reading the enclosed Proxy Statement, please submit your proxy by touch-tone phone or through the Internet as indicated on the proxy card. Alternatively, you are requested to sign, date and return the proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; or (iii) delivering to the Corporate Secretary of Knight Trading Group, Inc. (a) a written notice of revocation or (b) a duly executed proxy card relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Thank you for your continued support of Knight Trading Group, Inc.

Sincerely,

/s/ Thomas Joyce

/s/ Charles V. Doherty

Thomas M. Joyce Chairman of the Board and Chief Executive Officer	Charles V. Doherty Lead Director

KNIGHT TRADING GROUP, INC.

545 Washington Boulevard

Jersey City, New Jersey 07310

(201) 222-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Knight Trading Group, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of Knight Trading Group, Inc., a Delaware corporation (“Knight” or the “Company”), will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 11, 2005 at 1:00 p.m., for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.	To approve the change of the Company’s name to Knight Capital Group, Inc.;

2.	To elect eight members of the Company’s Board of Directors to serve until the Company’s next annual meeting and until such Directors’ successors are duly elected and qualified;

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2005; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of shares of Knight Class A Common Stock at the close of business on March 21, 2005 are entitled to notice of, and to vote at, the Annual Meeting. On that day, 109,656,993 shares of Knight Class A Common Stock were outstanding. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination, for proper purposes, during ordinary business hours at Knight’s corporate offices, 545 Washington Boulevard, Jersey City, New Jersey 07310, and at Mellon Investor Services LLC, 44 Wall Street, 6th Floor, New York, New York 10005, during the 10 days before the Annual Meeting. The list of stockholders will also be available for inspection at the Annual Meeting.

By order of the Board of Directors,

/s/ Thomas M. Merritt

Thomas M. Merritt Corporate Secretary

April 4, 2005

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE BY TELEPHONE OR THROUGH THE INTERNET (AS MORE FULLY DESCRIBED ON YOUR PROXY CARD).

KNIGHT TRADING GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2005

PROXY STATEMENT

This Proxy Statement (the “Proxy Statement”) is being furnished to stockholders of Knight Trading Group, Inc., a Delaware corporation (together with its subsidiaries, except where the context otherwise requires, “Knight” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (including any adjournments or postponements thereof), which will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on May 11, 2005 at 1:00 p.m. (the “Annual Meeting”). This Proxy Statement, the accompanying proxy card and the other enclosed documents are first being mailed to stockholders on or about April 11, 2005.

At the Annual Meeting, stockholders will be asked to consider and vote on proposals to: (i) approve the change of the Company’s name to Knight Capital Group, Inc.; (ii) elect eight members of the Company’s Board of Directors to serve until the Company’s next annual meeting and until such Directors’ successors are duly elected and qualified; (iii) ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2005; and (iv) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

All stockholders will need to present photo identification to be admitted into the Annual Meeting. Beneficial owners of stock held by banks, brokers or investment plans (in “street name”) will also need proof of ownership. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership.

As of March 31, 2005, the principal executive offices of the Company are located at 545 Washington Boulevard, Jersey City, New Jersey 07310, and the telephone number is (201) 222-9400.

Solicitation and Voting of Proxies; Revocation

You may vote in any of the four following ways: (1) by attending the 2005 Annual Meeting; (2) by calling the toll-free telephone number listed on the proxy card; (3) by voting on the Internet at the address listed on the proxy card; or (4) by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided.

Shares of Knight Class A Common Stock that are entitled to vote and are represented by a proxy properly signed and received at or before the Annual Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a proxy is signed and returned without indicating any voting instructions for any particular matter or matters, shares of Knight Class A Common Stock represented by such proxy will be voted as follows:

FOR the proposal to change the Company’s name to Knight Capital Group, Inc.;

FOR the election of each of the eight nominees to the Company’s Board of Directors; and

FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2005.

The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the proxy.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the Annual Meeting by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; or (iii) delivering to the Corporate Secretary of Knight (a) a written notice of revocation or (b) a duly executed proxy card relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Knight Trading Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310, Attention: Corporate Secretary, and must be received before the taking of the votes at the Annual Meeting. If you own shares held in street name and wish to vote at the Annual Meeting, you must have a legal proxy from your broker.

The Company will bear the entire cost of the solicitation of Proxies and the cost of printing and mailing this Proxy Statement. The Company has retained the services of Mellon Investor Services LLC (“Mellon”) to assist in the solicitation of proxies. Mellon will receive a fee from the Company for services rendered of approximately $8,500, plus out-of-pocket expenses. In addition to solicitation by mail, the Directors, officers and employees of the Company may solicit proxies from stockholders of the Company by telephone, electronic communication or by personal interview. Such Directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

You can save the Company additional expense by electing to receive future proxy statements and annual reports electronically. If you would like to request this electronic delivery, please enroll after you complete your voting. If your shares are held in street name, you may enroll at www.icsdelivery.com. If you are a registered stockholder, you may enroll at www.melloninvestor.com/isd.

Record Date; Outstanding Shares; Voting at the Annual Meeting

Only holders of Knight Class A Common Stock at the close of business on March 21, 2005 will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on March 21, 2005, the Company had outstanding and entitled to vote 109,656,993 shares of Knight Class A Common Stock. Shares of Knight Class A Common Stock represented by proxies which are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be counted as votes cast in favor of the matters brought before the stockholders at the Annual Meeting. Proxies relating to street name shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Annual Meeting as to any proposal as to which authority to vote is withheld by the broker.

The presence, in person or by proxy, at the Annual Meeting of the holders of at least a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Under applicable Delaware law, the affirmative vote of the holders of a majority of the Class A Common Stock outstanding on the record date is required to adopt the proposed amendment to our Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes are effectively equivalent to votes against this proposal. Furthermore, because the ratification of PricewaterhouseCoopers LLP requires the approval of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, abstentions will have the same effect as a negative vote on these proposals. However, broker non-votes will be disregarded and have no effect on the outcome of the vote for this matter. Abstentions from voting on the election of Directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

No Appraisal Rights

Stockholders have no rights under Delaware law, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws to exercise dissenters’ rights of appraisal with respect to any of the matters to be voted upon at the Annual Meeting.

PROPOSAL 1—CHANGE OF CORPORATE NAME

The Board of Directors has unanimously adopted resolutions setting forth and declaring advisable an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company from Knight Trading Group, Inc. to Knight Capital Group, Inc. The Board of Directors believes that the change in name will better reflect the Company’s broader business operations beyond equities trading.

If this proposal is approved, Article First of the Company’s Amended and Restated Certificate of Incorporation will be amended to read as follows: “The name of the Corporation is Knight Capital Group, Inc. (hereinafter called the “Corporation”).” Current Company stock certificates will remain valid and no exchange of certificates will be required, unless and until the securities are sold or transferred. Under Delaware law, the amendment to the Amended and Restated Certificate of Incorporation would become effective upon stockholder approval and the filing of the amendment with the Secretary of State of the State of Delaware. The amendment to the Amended and Restated Certificate of Incorporation will be filed as soon as reasonably practicable after the approval of this proposal by the stockholders. Under applicable Delaware law, the affirmative vote of the holders of a majority of the Class A Common Stock outstanding on the record date is required to adopt the proposed amendment to the Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes are effectively equivalent to votes against this proposal. Unless otherwise instructed, properly executed proxies that are timely received and not subsequently revoked, but not marked, will be voted in favor of the proposed amendment to the Amended and Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO KNIGHT CAPITAL GROUP, INC.

PROPOSAL 2—ELECTION OF DIRECTORS

Directors of the Company will be elected by a plurality vote of the outstanding shares of Knight Class A Common Stock present in person or represented by proxy at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the election of Directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

Knight currently has seven members on its Board of Directors. All of the current members have been approved, recommended and nominated for re-election to the Board of Directors by our Nominating and Corporate Governance Committee and by the Board of Directors. In addition, James T. Milde has been nominated for election this year. Accordingly, the Board of Directors has resolved to increase the size of the Board to eight (8) members effective as of the Annual Meeting. Each of the seven current Directors nominated for election this year was elected by the stockholders at the 2004 Annual Meeting of Stockholders. The Board of Directors has determined that Mr. Milde and each of its current Directors, except for Mr. Joyce, our Chairman and Chief Executive Officer, are independent within the meaning of the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”) director independence standards, as currently in effect.

The Board of Directors has been informed that all persons listed below are willing to serve as Directors, but if any of them should decline or be unable to act as a Director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.

Nominees for Election as Directors

The name, age (as of March 21, 2005), principal occupation for the last five years, selected biographical information and period of service as a Director of the Company of each of the nominees for Director are set forth hereafter.

Thomas M. Joyce (50), Chairman of the Board and Chief Executive Officer of the Company, has over 25 years of experience in the securities industry. Mr. Joyce has been Chairman of the Board of the Company since December 2004 and has served as a director of the Company since October 2002. He has been Chief Executive Officer of the Company since May 2002 and was President of the Company from May 2002 until January 2005. From December 2001 to May 2002, Mr. Joyce was the Global Head of Trading at Sanford C. Bernstein & Co. Prior to that, Mr. Joyce was employed by Merrill Lynch & Co., where his most recent position was Head of Global Equity eCommerce from 1999 through 2001. Mr. Joyce was the Head of U.S. Equities at Merrill Lynch & Co. from 1996 to 1999. Mr. Joyce has been a member of the Nasdaq and Archipelago Board of Directors, the Partner’s Committee of Primex Trading, and the Security Industry Association’s (“SIA”) Market Structure Committee. He also served as Chairman of Nasdaq’s Quality of Markets Committee in 1999 and 2000, and is a former member of NYSE’s Market Performance Committee and of the Merrill Lynch Europe Executive Committee. In 1977, Mr. Joyce received his degree in economics from Harvard College.

Charles V. Doherty (71), Lead Director of the Company, has served on the Board of the Company since the Company’s initial public offering, and before that, as an advisory board member of Roundtable Partners, L.L.C., the Company’s predecessor (“Roundtable”), since March 1995. Mr. Doherty was Chairman of the Board from February 2002 until January 2005. He has been a Managing Director of Madison Advisory Group (formerly Madison Asset Group), an investment advisory firm, since 1993. From 1986 to 1992, Mr. Doherty was President and Chief Operating Officer of the Chicago Stock Exchange. He is a certified public accountant (“CPA”) and founder of Doherty, Zable & Company, an accounting firm specializing in the securities industry, where he served as President between 1974 and 1985. Mr. Doherty received his B.A. in Accounting from the University of Notre Dame in 1955 and his M.B.A. from the University of Chicago in 1967.

William L. Bolster (61), Director of the Company, has served on the Board of the Company since November 2003. Mr. Bolster was Co-Chairman and Chief Executive Officer of CNBC International from July 2001 to November 2003 and was a consultant to CNBC International until February 2004. Prior thereto, he was President of CNBC from January 1996 until July 2001. Previously, Mr. Bolster was President and General Manager of WNBC-TV in New York. Mr. Bolster received a B.A. in Business Administration from Loras College in 1967. He is a member of the Board of Directors of St. Louis University.

Gary R. Griffith (65), Director of the Company, has served on the Board of the Company since the Company’s initial public offering and, before that, as an advisory board member of Roundtable since March 1995. He has been an independent financial consultant since 1990 and has worked in investment banking and financial consulting since 1980. Before 1980, Mr. Griffith was with CBS, Inc. and Price Waterhouse. Mr. Griffith is a CPA. Mr. Griffith received a B.S. in Business Administration from Ohio State University in 1963.

Robert M. Lazarowitz (48), Director of the Company, is a former Executive Vice President of the Company. Mr. Lazarowitz has served on the Board of the Company since May 2001. In addition, before November 2000, he was a member of the Board since the Company’s inception. Mr. Lazarowitz was also a co-founder of

Roundtable. Mr. Lazarowitz has over 20 years of experience in the securities and financial services industries. Before November 2000, Mr. Lazarowitz served for 12 years as Chief Financial Officer, and then as Chief Operating Officer, of the Company’s subsidiary, Knight Capital Markets LLC and its predecessors. From 1985 to 1987, he served as Chief Financial Officer of Bach Management/Investment Banking and, from 1984 to 1985, as Chief Operating Officer of Traubner Bach Co. Inc. Mr. Lazarowitz currently owns and operates a non-financial services business. Mr. Lazarowitz received his B.S. in Accounting from the University of South Florida in 1978.

Thomas C. Lockburner (65), Director of the Company, has served on the Board of the Company since February 2004. Mr. Lockburner spent more than 40 years at Deloitte & Touche LLP, where he was a partner specializing in the financial services and securities industries. During his tenure at Deloitte & Touche, Mr. Lockburner was the National Industry Director for the Securities Industry with responsibility for all of the firm’s services to its securities industry clients. He is a member of the SIA’s Financial Management and Securities Operations divisions. He also is a past member of the Executive Committees of both the Financial Management and Internal Audit divisions of the SIA. Mr. Lockburner also is a member of the American Institute of Certified Public Accountants and served as Chairman of the Stockbrokerage and Investment Banking Committee and as a member of the Commodities Futures Trading Committee. He previously served as a member of the NASD’s Financial Responsibility Committee and as an NASD Arbitrator. Mr. Lockburner received a B.A. in Accounting from Franklin & Marshall College in 1962 and today serves on the institution’s Development Council.

James T. Milde (44), has over 20 years of broad industry experience. Since 2002, he has been the Senior General Manager, Chief Information Officer for Sony Electronics, Inc. where he is responsible for all facets of information technology, supply chain and software related ventures across the United States. Prior thereto, Mr. Milde served as the Senior Vice President, Chief Information Officer for The Pepsi Bottling Group from 1999 to February 2002. Mr. Milde was the Senior Vice President, Operations and Administration for Random House, Inc. from 1994 until spring 1999. He received a B.A. in Economics and Finance from St. Lawrence University in 1982 and an M.B.A. from Clarkson University in 1984. He currently serves on the Clarkson University Board of Trustees.

Rodger O. Riney (59), Director of the Company, has served on the Board of the Company since the Company’s initial public offering and, before that, as an advisory board member of Roundtable since March 1995. He is the President of Scottrade, Inc., a discount brokerage firm he founded in 1980. In 1969, he joined Edward Jones & Co., a brokerage firm, and in 1975 became a General Partner of that firm. Mr. Riney received a B.S. degree in Civil Engineering in 1968 and an M.B.A. in 1969, both from the University of Missouri-Columbia.

Board of Directors and its Committees

During 2004, the Company’s Board of Directors met nineteen (19) times and took action by unanimous written consent on one other occasion. The Company’s independent Directors also met at regularly scheduled executive sessions on at least a quarterly basis. The Company has, as standing committees, a Finance and Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All members of the Board of Directors attended at least 90% of its meetings and the meetings of any committees of the Board of Directors of which they were members in 2004. Our corporate website at www.knight.com in the “Corporate Governance” section provides information regarding our policy on Director attendance at our Annual Meeting and last year’s attendance by our Board. The contents of our corporate website are not deemed incorporated by reference herein.

Finance and Audit Committee

The current members of the Finance and Audit Committee are Messrs. Griffith, Doherty and Lockburner, each of whom are not officers or employees of the Company. Mr. Griffith serves as the Chairman of the Finance and Audit Committee. The Board of Directors has determined in its business judgment that each member is in compliance with the independence, experience and financial literacy requirements set forth by Nasdaq, The

Sarbanes-Oxley Act of 2002 and rules adopted by the SEC pursuant to The Sarbanes-Oxley Act of 2002, as currently in effect. The Board of Directors has also determined in its business judgment that Messrs. Griffith, Doherty and Lockburner are each an “audit committee financial expert” as defined under SEC rules. The SEC provides that an “audit committee financial expert” does not have additional duties, obligations or liabilities and is not considered an expert under the U.S. Securities Act of 1933.

The Finance and Audit Committee held fifteen (15) meetings during 2004. The Finance and Audit Committee operates under a written charter adopted by the Board of Directors on March 29, 2004 which is available through the Knight corporate web site at www.knight.com in the “Corporate Governance” section. The Finance and Audit Committee of the Board of Directors is established to assist the Company’s Board of Directors oversight of: (1) the integrity of the financial statements and its risk and control environment; (2) the relationship with the independent auditor; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The Finance and Audit Committee also reviews and makes recommendations to the Board regarding: (i) all proposed material capital formation plans, including planned issuances of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company. The Finance and Audit Committee Report is included herein on page 17.

Compensation Committee

The current members of the Compensation Committee are Messrs. Bolster, Doherty, Lazarowitz and Riney, each of whom is independent within the meaning of Nasdaq’s independence standards, as currently in effect. Mr. Doherty serves as the Compensation Committee’s chairman. The Compensation Committee is governed by a written charter, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section. The Compensation Committee has responsibility for approving and evaluating executive officer compensation, incentive compensation and equity-based plans, policies and programs of the Company and its subsidiaries. The Compensation Committee also evaluates the performance of the Company’s Chief Executive Officer, and based on such evaluation, reviews and approves his annual salary, cash incentive and long-term equity incentive. During 2004, the Compensation Committee held seven (7) meetings. The Compensation Committee report is included herein on page 13.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee (“NCGC”) are Messrs. Bolster, Doherty, Griffith, Lazarowitz, Lockburner and Riney. Mr. Doherty serves as the chairman of the NCGC. Each member of our NCGC is independent within the meaning of Nasdaq’s independence standards, as currently in effect. The NCGC is governed by a written charter, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section. A primary function of the NCGC is to identify and recommend to the Board individuals qualified to serve as Directors of the Company, consistent with the criteria included in the charter of the NCGC and our Corporate Governance Guidelines. In this regard, the NCGC has a sub-committee entitled the Nomination Sub-Committee which assists the NCGC in identifying qualified candidates for the Board of Directors. Messrs. Lazarowitz and Riney are members of the Nomination Sub-Committee, which is chaired by Mr. Lazarowitz. The NCGC also considers nominee recommendations from stockholders of the Company. Other functions of the NCGC include: (i) recommending Directors to serve on committees of the Board; (ii) advising the Board with respect to matters of Board composition and procedures; (iii) developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and (iv) overseeing the annual evaluation of the Board and the Company’s management. The NCGC held three (3) meetings in 2004.

162(m) Committee

From January 1, 2004 until January 20, 2004, the Company also had a separate 162(m) Committee of which Messrs. Doherty, Griffith and Mr. Bruce McMaken, a former director, were members. As of January 21, 2004, the Board dissolved the 162(m) Committee after the 162(m) Committee’s certification of the results of performance criteria set for 2003, and instead created a 162(m) Sub-Committee of the Compensation Committee of which the members are Messrs. Bolster and Doherty. The 162(m) Committee provided assistance to the Board of Directors and the Compensation Committee in 2004 by setting performance-based compensation criteria for the Company’s Chief Executive Officer and other key executives, certifying the results of such performance at the end of the annual performance period and awarding the resulting performance-based compensation to such key executives. The 162(m) Committee was also responsible for making stock option grants to such key executives. The 162(m) Committee and 162(m) Sub-Committee each held two (2) meetings in 2004.

Compensation of Directors

As a current officer of the Company, Mr. Joyce receives no remuneration for serving on the Board of Directors. Each of the independent Directors receives an annual fee of $45,000, except for the Lead Director who receives $75,000, and a meeting fee of $1,000 for each of the Board of Directors and Committee meetings attended, except for the Finance and Audit Committee meetings where attendees receive $3,000 per meeting. In addition, Committee Chairpersons receive: (i) $15,000 for any Committee chaired by the Lead Director; (ii) $20,000 for the Chairman of the Finance and Audit Committee; and (iii) $10,000 for the chair of the Compensation Committee, unless that Chairperson is also the Lead Director. No fee is paid to the Chairman of the NCGC. All Directors are reimbursed for out-of-pocket expenses. For the fiscal year ended December 31, 2004, independent Directors of the Company received the above-described Directors’ fees from the Company aggregating $710,238. Each newly elected independent Director is also granted an option to purchase 20,000 shares of Class A Common Stock. In addition, on the first business day following each annual meeting of our stockholders, each continuing independent Director will be granted an option to purchase 15,000 shares of Class A Common Stock. Certain independent Directors of the Company received one-time cash payments in 2004 for special services provided to the Company in 2003 and 2004 primarily relating to the Company’s search for Board candidates and for services on a special committee, totaling in the aggregate $50,000.

CORPORATE GOVERNANCE

The Company has a Nominating and Corporate Governance Committee (the “NCGC”). The functions of the NCGC include: (i) identifying and recommending to the Board individuals qualified to serve as Directors of the Company; (ii) recommending Directors to serve on committees of the Board; (iii) advising the Board with respect to matters of Board composition and procedures; (iv) developing and recommending to the Board a set of corporate governance principles applicable to the Company and the Board and overseeing corporate governance matters generally; and (v) overseeing the annual evaluation of the Board and the Company’s management. All of the members of the Board, other than Mr. Joyce, serve on the NCGC, and each is an independent Director under the Nasdaq listing standards, as currently in effect. The NCGC met three (3) times during 2004.

The NCGC is governed by a written charter, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section. The Board has also adopted a set of written Corporate Governance Guidelines recommended by the NCGC, which is also available on our corporate website. A copy of the charter, along with the Corporate Governance Guidelines, is also available in print to stockholders upon request, addressed to Corporate Communication and Investor Relations at Knight Trading Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.

Nomination Process

The NCGC believes that the minimum qualifications for serving as a Director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In this regard, the NCGC examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. Annex A to our Nominating and Corporate Governance Committee Charter lists criteria for nomination to our Board. Also, our Corporate Governance Guidelines list specific qualification rules for all of our Board members and nominees.

The NCGC, through its Nomination Sub-Committee, identifies potential nominees by asking current Directors and executive officers to notify the Nomination Sub-Committee if they become aware of persons meeting the criteria described above. The NCGC also, from time to time, engages firms that specialize in identifying director candidates. As described below, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nomination Sub-Committee as a potential candidate, the NCGC may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the NCGC determines that the candidate warrants further consideration, the Nomination Sub-Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nomination Sub-Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, and conducts one or more interviews with the candidate. In certain instances, the Nomination Sub-Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments and qualifications. Once the Nomination Sub-Committee has completed its work, it provides the NCGC with all information regarding the candidate. The NCGC’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

In December 2004, Mr. Lazarowitz, chairman of our Nomination Sub-Committee, suggested that the NCGC consider Mr. Milde as a candidate for nomination to the Board due to his strong management and technological background. After a review of his qualifications, the NCGC recommended that Mr. Milde be considered for election to the Board of Directors. The Board of Directors followed the NCGC recommendation and has nominated Mr. Milde for election to the Board of Directors at this Annual Meeting.

Corporate Governance Guidelines

The NCGC is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to the Board concerning governance matters. Among other matters, the Corporate Governance Guidelines include the following items concerning the Board of Directors: (i) independent Directors will comprise a majority of the Board; (ii) disqualifying factors preventing a Board candidate or member from serving or continuing to serve on the Board, absent a waiver by a majority of the Board; and (iii) qualifications for non-employee and employee Board members.

Nominations of Directors by Stockholders

The NCGC will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the NCGC will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the NCGC, a stockholder must submit the recommendation in writing and must include the following information (as more fully described in the Company’s Amended and Restated By-Laws): (i) the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned; and (ii) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of the Company, and the person’s consent to be named as a Director if selected by the NCGC and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at Knight Trading Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310 and must be received by the Corporate Secretary not less than 90 days, nor more than 120 days, prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

Stockholder Communications

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual or group of Directors or Board committee members, correspondence should be addressed to the Board of Directors or any such individual Directors or group or Board committee members by either name or title. All such correspondence should be sent to the Corporate Secretary at Knight Trading Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. To communicate with any of our Directors electronically, stockholders may send an electronic message to boardofdirectors@knight.com.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group of Directors or Board committee members, the General Counsel’s office will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope or e-mail is addressed.

Executive Officers

Executive officers serve at the discretion of the Board of Directors. The following table sets forth certain information concerning the executive officers of the Company as of March 21, 2005 (none of whom has a family relationship with another executive officer):

Name	Age	Position
Thomas M. Joyce	50	Chairman of the Board and Chief Executive Officer
Gregory C. Voetsch	43	Executive Vice President, Head of Sales
Derek N. Stein	43	Executive Vice President, Chief Administrative and Technology Officer
John B. Howard	35	Senior Managing Director and Chief Financial Officer
Thomas M. Merritt	41	Senior Managing Director, Chief Legal Officer and Corporate Secretary

For selected biographical information with respect to Mr. Joyce, please see “Nominees For Election as Directors” beginning on page 4. Selected biographical information with respect to all other executive officers is set forth hereafter.

Gregory C. Voetsch (43), Executive Vice President, Head of Sales of the Company, has over 20 years of experience in the securities industry. Mr. Voetsch has been with the Company since September 2002. Prior to joining the Company, Mr. Voetsch was a Managing Director and Head of Nasdaq Sales Trading at Salomon Smith Barney, Inc. since 1997. He was also Co-Head of U.S. Sales Trading from 1999 to 2001. Previously, he was a Nasdaq Sales Trader at Salomon Smith Barney. Mr. Voetsch also spent ten years at Jefferies & Co. as an Equities Sales Trader.

Derek N. Stein (43), Executive Vice President, Chief Administrative and Technology Officer, has nearly 20 years experience in the securities and financial services industries. Mr. Stein has been with the Company since April 2001. From 1993 to March 2001, Mr. Stein served as a Senior Director at Merrill Lynch & Co. responsible for the management and coordination of its institutional global services organization, infrastructure investments and e-commerce operations. Before that, Mr. Stein was a management consultant in the Financial Services Industry Group of Ernst & Young, focusing on the capital markets and banking sectors. Mr. Stein is also a CPA and Chartered Accountant. Mr. Stein received a bachelor of commerce degree in 1982, and a graduate degree in finance in 1984, from the University of Witwatersrand, South Africa.

John B. Howard (35), Senior Managing Director and Chief Financial Officer of the Company, has nearly 15 years of experience in the securities and financial services industries. Mr. Howard has been Chief Financial Officer of the Company since May 2003. Prior to his appointment, Mr. Howard was the Acting Chief Financial Officer since February 2003 and Group Controller for the Company since April 2002, a position in which he also served from July 1998 to April 2000. From April 2000 to April 2002, he was the Chief Financial Officer for Knight Securities International Ltd. Mr. Howard was a Senior Manager in the Securities Industry Practice at the accounting firm of Price Waterhouse LLP from 1991 to 1998. Mr. Howard is a CPA. He received a B.S. in Accounting from Lehigh University in 1991.

Thomas M. Merritt (41), Senior Managing Director, Chief Legal Officer and Corporate Secretary, has over 8 years of experience in the securities industry. Mr. Merritt has been with the Company since June 2000. From December 1996 to June 2000, Mr. Merritt served as an enforcement attorney with NASD in New York. Prior thereto, Mr. Merritt was an Assistant County Attorney in Suffolk County, New York and was in private practice. Mr. Merritt received a B.S. degree in Business Administration in 1986 from SUNY at Albany and J.D. in 1989 from Hofstra University School of Law.

Executive Compensation

The following table sets forth information regarding compensation paid for each of the last three completed years for Thomas M. Joyce, the Company’s Chairman of the Board and Chief Executive Officer, and the company’s four other most highly paid executive officers (together with the Chief Executive Officer, the “Named Executive Officers”):

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus(1)(2) ($)	Other Annual Compen- sation(3) ($)	Restricted Stock Awards ($)(4)(5)(6)(7)	Securities Underlying Options(8)(9)	All Other Compen- sation(10) ($)
Thomas M. Joyce(11) Chairman of the Board and Chief Executive Officer	2004 2003 2002(11)	750,000 750,000 437,500	5,112,500 4,450,000 2,053,500	67,997 19,322 22,831	3,137,500 3,845,000 2,252,499	— 92,810 2,082,297	8,000 8,000 —

Gregory C. Voetsch Executive Vice President, Head of Sales	2004 2003 2002(12)	260,417 250,000 —	2,712,500 2,952,500 —	— — —	2,037,718 1,697,511 —	— — —	8,000 7,500 —

Derek N. Stein Executive Vice President, Chief Administrative and Technology Officer	2004 2003 2002	250,000 250,000 250,000	1,269,500 1,331,500 752,500	— — —	580,500 1,072,639 —	— — 250,000	8,000 8,000 8,000

John B. Howard Senior Managing Director and Chief Financial Officer	2004 2003 2002(12)	241,667 200,000 —	677,500 545,000 —	— — —	222,500 366,938 —	— — —	8,000 8,000 —

Thomas M. Merritt Senior Managing Director, Chief Legal Officer and Corporate Secretary	2004 2003(12) 2002(12)	175,000 — —	255,000 — —	— — —	45,000 — —	— — —	8,000 — —

(1)	Includes cash bonuses paid to the Named Executive Officers in 2005, 2004 and 2003 pursuant to the Company’s Executive Incentive Plan (the “EIP”), as described herein, but earned with respect to 2004, 2003 and 2002, respectively.
(2)	Includes cash bonuses paid pursuant to the EIP. Also includes amounts that have been deferred under the Knight Trading Group, Inc. Voluntary Deferred Compensation Plan as well as cash awards granted outside of the EIP.
(3)	For 2004, the amount represents reimbursement for car service, including $32,945 for the reimbursement for the payment of taxes, for Mr. Joyce. For 2002 and 2003, the amount represents reimbursement for the payment of taxes on the car service provided to Mr. Joyce.

(4)	The value on the date of grant of restricted stock awards issued pursuant to the EIP.
(5)	Includes restricted stock granted to the Named Executive Officers in 2005, 2004 and 2003 pursuant to the EIP awards earned with respect to 2004, 2003 and 2002, respectively.
(6)	As of December 31, 2004, the Named Executive Officers held the following numbers of shares of restricted stock, having the following values as of such date (using the Class A Common Stock closing price of $10.95 on such date): (i) Mr. Joyce held 372,637 shares of restricted stock with an aggregate value of $4,080,375; (ii) Mr. Voetsch held 305,349 shares of restricted stock with an aggregate value of $3,343,572; (iii) Mr. Stein held 97,483 shares of restricted stock with an aggregate value of $1,067,439; (iv) Mr. Howard held 34,970 shares of restricted stock with an aggregate value of $382,922; and (v) Mr. Merritt held 809 shares of restricted stock with an aggregate value of $8,859. These amounts do not include awards granted in January 2005 related to 2004 compensation as described in (5) above.
(7)	Restricted stock awards generally vest in equal installments on each of the first three anniversaries of the grant date, subject to acceleration upon a change of control. Certain awards made in 2003 required that specific performance criteria be met in order for such awards to vest. A portion of Mr. Joyce’s 2003 award vested in August 2004.
(8)	The number of shares covered by options to purchase the Company’s Class A Common Stock granted during the applicable year.
(9)	Includes stock options granted to the Named Executive Officers in 2004 and 2003 pursuant to the EIP awards earned with respect to 2003 and 2002, respectively.
(10)	Represents contributions by the Company on behalf of each of the Named Executive Officers of the Company under the Company’s 401(k) defined contribution plan.
(11)	Named Executive Officer was only an employee of the Company for part of the year. Mr. Joyce became Chief Executive Officer of the Company on May 30, 2002.
(12)	Individual was not an executive officer during this year. Mr. Voetsch and Mr. Howard became executive officers in February 2003. Mr. Merritt became an executive officer in August 2004.

Year-End Option Values

No option grants were made to Named Executive Officers in 2004 relating to 2004 compensation.

The following table sets forth certain information concerning stock options exercised during 2004 and the number and value of unexercised stock options held by each of the Named Executive Officers on December 31, 2004. All share and per share amounts have been adjusted for the Company’s two-for-one stock split during May 1999.

Aggregate Options Exercised in 2004 and Option Values at December 31, 2004

			Number of Shares Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the- Money Options at December 31, 2004(3)
Name	Shares Acquired on Exercise(1)	Value Realized (2) ($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Thomas M. Joyce	—	—	2,002,477	172,643	9,818,269	551,635
Gregory C. Voetsch	120,000	648,100	301,188	342,364	2,064,641	2,228,598
Derek N. Stein	—	—	222,157	88,577	991,510	495,752
John B. Howard	—	—	104,784	25,625	417,594	168,856
Thomas M. Merritt	—	—	35,834	11,666	157,038	78,512

(1)	The number of shares underlying options exercised in 2004 by the Named Executive Officer.
(2)	The difference between the market price of the Company’s Class A Common Stock on the exercise date and the option exercise price multiplied by the number of shares acquired upon exercise.
(3)	Computed by subtracting the option exercise price from the closing price per share of the Company’s Class A Common Stock of $10.95 as reported by the Nasdaq National Market on December 31, 2004 and multiplying this amount by the number of exercisable and unexercisable options. This may not represent the amount that will actually be realized by the Named Executive Officer.

Management Contracts and Change in Control Agreements

The Company has entered into an employment agreement with Mr. Joyce under which Mr. Joyce is employed as Chief Executive Officer and President of the Company (Mr. Joyce voluntarily resigned as President of the Company in January 2005). The agreement was effective as of May 30, 2002 and continues through May 31, 2005, unless earlier terminated. Either party may terminate the employment agreement, with or without cause. Under this agreement, Mr. Joyce’s compensation will be determined by the Compensation Committee pursuant to the EIP for the years after 2003. Mr. Joyce is provided with such fringe benefits and insurance coverages as are made available to other senior executives of the Company, and the Company also provides Mr. Joyce with a car and driver for his commute to the Company’s offices.

If Mr. Joyce’s employment is terminated by the Company other than for cause or other than by reason of his death, disability, or if Mr. Joyce resigns for good reason (as defined in his employment agreement), Mr. Joyce will be entitled to full vesting of his stock options and restricted stock awards previously granted to him and a cash payment equal to $500,000. In the event Mr. Joyce’s employment is terminated by reason of his death, by the Company on account of his disability, by Mr. Joyce without good reason or by the Company for cause, Mr. Joyce will not be entitled to such payments, vesting and/or grants.

Other Employment Agreements.    No other Named Executive Officer has an employment agreement.

Equity and Other Incentive Plan Change in Control Provisions.    Under the terms of the Company’s equity plans, (the Knight Trading Group, Inc. 1998 Long-Term Incentive Plan (the “1998 Plan”), the Knight

Trading Group, Inc. Non-Employee Director Plan and the Knight Trading Group, Inc. 2003 Equity Incentive Plan (the “2003 Plan”)), awards are generally subject to special provisions upon the occurrence of a defined “change in control” transaction. Under these plans, upon a change in control: (i) any award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other award granted under these plans shall lapse and such awards shall be deemed fully vested, and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee was formed in April 1998 and has responsibility for approving and evaluating executive officer compensation, incentive compensation and equity-based plans, policies and programs of the Company and its subsidiaries. The Compensation Committee also evaluates the performance of the Company’s Chief Executive Officer, and based on such evaluation, reviews and approves his annual salary, cash incentive and long-term equity incentive.

The Compensation Committee operates pursuant to a written Charter that was amended and restated in January 2004, which Charter is available on our website at www.knight.com in the “Corporate Governance” section. The Compensation Committee currently consists of Messrs. Doherty, Bolster, Lazarowitz and Riney, none of whom, except for Mr. Lazarowitz, has ever been an employee of the Company. Mr. Doherty serves as the Chairman of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of Nasdaq’s independence standards, as currently in effect.

In 2002, the Board formed a formal 162(m) Committee which provided assistance to the Board of Directors and the Compensation Committee by setting performance-based compensation criteria for the Company’s Chief Executive Officer and other key executives, certifying the results of such performance at the end of the annual performance period and awarding the resulting performance-based compensation to such key executives. The 162(m) Committee also made grants of equity-based compensation to the Company’s Chief Executive Officer and other key executives. Each member of the 162(m) Committee qualified as a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and as an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”). As of January 21, 2004, the Board dissolved the 162(m) Committee and in its place constituted a sub-committee of the Compensation Committee of which the members are Messrs. Bolster and Doherty. Each member of the 162(m) Sub-Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act and as an “outside director” under Section 162(m) of the Code.

The Compensation Committee’s primary responsibilities include reviewing the Company’s executive compensation plans; reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation; annually reviewing the performance and compensation of executive officers, including the Chief Executive Officer; reviewing the Company’s incentive compensation plans and equity-based plans, and approving specified awards to employees and officers; assisting the Board of Directors in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function; and preparing this Report. As part of this responsibility, the Compensation Committee administers the 1998 Plan, the EIP, the 2003 Plan and the Knight Trading Group, Inc. 2003 Incentive Share Program (the “2003 ISP Plan”). The 2003 Plan is intended to supplement the 1998 Plan and replace it upon all authorized shares being granted under the 1998 Plan.

Set forth below is a description of the policies and practices that the Compensation Committee implemented in 2004 and will implement with respect to future compensation determinations.

Compensation Philosophy.    The Company’s compensation program is designed to align executive and employee compensation with stockholder interests, to attract, reward and retain highly qualified executives and employees, and to encourage the achievement of business objectives and superior corporate performance. The program ensures the Board of Directors and stockholders that: (1) the achievement of the overall goals and objectives of the Company can be supported by adopting an appropriate executive and employee compensation policy and implementing it through an effective total compensation program; and (2) the total compensation program and practices of the Company are designed with full consideration of all accounting, tax, securities law and other regulatory requirements and are of the highest quality.

The Company’s executive officer compensation program generally consists of three key elements: salary, annual awards under the EIP and other long-term equity-based awards. Salary is paid in cash on a monthly or semi-monthly basis throughout the year. Awards allowable under the EIP consist of a combination of cash, deferred cash and long-term equity-based awards consisting of stock options, restricted stock and/or restricted stock units. Such long-term equity-based awards are made pursuant to the 1998 Plan and/or the 2003 Plan, while deferred cash is awarded through the 2003 ISP Plan. Other long-term equity-based awards are made pursuant to either the 1998 Plan and/or the 2003 Plan. In addition to the above, executive officers may also be granted compensation outside of the EIP.

Compensation.    The target compensation of executive officers is determined by first establishing the competitive range of compensation in peer companies of like size and complexity. The amount of each officer’s target compensation is then established within that range based upon an evaluation of the officer’s relative responsibility and the individual’s overall level of experience with the Company and within the industry. Annual target compensation adjustments are determined by giving consideration to several factors: the Company’s performance for the year; the individual’s contribution to that performance; comparison with pay levels of comparable positions in the marketplace; internal comparisons; and, where applicable, the terms of existing employment contracts.

Salaries.    Salaries of executive officers are fixed at the beginning of each year and typically are not changed during the year except for changes in responsibility. In general, salaries are intended to make up a smaller portion of overall executive compensation.

Executive Incentive Plan.    The EIP was designed to: (1) advance the interests of the Company and its stockholders by providing incentives in the form of periodic bonus awards to certain key employees who contribute significantly to the strategic and long-term performance objectives and growth of the Company; and (2) further align the interests of the Company’s key employees with the interests of the stockholders since payment of bonus awards under the EIP are based on Company or subsidiary performance criteria. The EIP provides for additional annual compensation based on the achievement of performance goals. Allocation of annual incentive compensation among cash, deferred cash, stock options and restricted stock (or restricted stock units) is based on a formula that provides a higher percentage of current cash to individuals who receive smaller awards and a higher percentage of deferred cash and equity awards to individuals with larger awards. Stock options, restricted stock and restricted stock units are awarded under the 1998 Plan and/or the 2003 Plan.

Deferred cash compensation vests after two years and is paid out upon vesting; earnings on this compensation depend on the Company’s operating income during those years of deferral. Deferred cash compensation is awarded in accordance with the 2003 ISP Plan that was approved by the Board of Directors in early 2003. We did not make any awards under the 2003 ISP Plan related to 2003 or 2004 executive compensation, but did make awards under the 2003 ISP Plan related to 2002 executive compensation. These 2002 awards to executive officers vested and were paid in January of 2005.

Section 162(m) of the Code limits the deductibility of certain compensation paid to the Chief Executive Officer and the four most highly compensated executive officers (the “covered employees”) in excess of the statutory maximum of $1 million per covered employee. Compensation which is performance-based is not subject to this statutory maximum on deductibility. The Compensation Committee’s general policy is, where feasible, to structure the compensation paid to the covered employees so as to allow it to qualify as performance- based compensation; however, the Compensation Committee retains the flexibility, where necessary to promote incentive and retention goals, to pay compensation which may not qualify as performance-based compensation.

Long-term Incentives.    The Company also issues long-term equity awards whose value is directly related to the value of the Company’s Class A Common Stock. These equity-based awards are granted by the Compensation Committee pursuant to the 1998 Plan and/or the 2003 Plan. Individuals to whom equity-based awards are granted and the amount of Knight Class A Common Stock related to such equity-based awards are determined at the discretion of the Compensation Committee. Because individual equity-based award levels will be based on a subjective evaluation of each individual’s overall past and expected future contribution, no specific formula is used to determine such awards for any executive.

Compensation of Chief Executive Officer.    For 2004, Mr. Joyce received compensation valued at $9,000,000 consisting of the following: (i) base salary of $750,000; and (ii) awards under the EIP valued at $8,250,000 after Mr. Joyce satisfied the performance criteria previously set by the Company. The awards under the EIP consisted of the following: (i) cash equal to $5,112,500 which, with the exception of $60,000 paid in August 2004, was paid in January 2005; and (ii) shares of restricted stock granted on January 31, 2005 having a value of $3,137,500 based on the average of the high and low sales prices of a share of Class A Common Stock on the day preceding such grant date. All restricted shares vest in three equal installments on the first, second and third anniversaries of the grant date. Mr. Joyce also received other compensation of $67,997 as reimbursement for car services, and related taxes thereon, provided under his employment agreement.

Employment Contracts.    Mr. Joyce is the only Named Executive Officer currently under an employment contract. See “Management Contracts and Change in Control Agreements.”

Compensation Committee

Charles V. Doherty, Chairman

William L. Bolster

Robert M. Lazarowitz

Rodger O. Riney

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer of the Company serves as a member of the board of directors or compensation committee of any public entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. Mr. Lazarowitz, a member of the Compensation Committee, was an officer of the Company from inception through November 2000. Mr. Riney, a member of the Compensation Committee, is the president of Scottrade which was the source of 4.1% of the Company’s U.S. equity shares traded in 2004. During the same period, payment for order flow by us to Scottrade equaled approximately $4.8 million, representing less than 5% of the Company’s or Scottrade’s consolidated gross revenues for 2004.

COMPARATIVE STOCK PERFORMANCE GRAPH

The graph below compares the total cumulative return of the Knight Class A Common Stock from December 31, 1999 through December 31, 2004, to the Standard & Poor’s 500 Index, the SNL All Broker/Dealer Index and an industry peer group. The graph assumes that dividends were reinvested and is based on an investment of $100 on December 31, 1999.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Knight Trading Group, Inc.	100.00	30.30	23.96	10.41	31.87	23.80
S&P 500	100.00	91.20	80.42	62.64	80.62	89.47
SNL All Broker/Dealer Index	100.00	117.71	91.86	68.33	100.26	107.04
Knight Trading 2003 Peer Group*	100.00	166.03	130.98	95.85	142.58	148.36
Knight Trading 2004 Peer Group**	100.00	172.76	174.23	119.01	115.83	134.08

*	The Knight Trading 2003 Peer Group consists of Instinet Group, Inc., Investment Technology Group, Inc., Jefferies Group, Inc., LaBranche & Co., Inc. and Merrill Lynch & Co., Inc..
**	The Knight Trading 2004 Peer Group consists of Instinet Group, Inc., Investment Technology Group, Inc., Jefferies Group, Inc., LaBranche & Co., Inc. and BKF Capital Group, Inc..

EQUITY COMPENSATION PLAN INFORMATION

In accordance with SEC rules, the following table sets forth certain information as of December 31, 2004, regarding the Company’s equity compensation plans for stock-based awards.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	( a )	( b )	( c )
Equity compensation plans approved by security holders	16,787,884	$9.20	8,259,980	(1)
Equity compensation plans not approved by security holders	0	$0.00	0

Total	16,787,884	$9.20	8,259,980

(1)	Securities remaining available for future issuance under equity compensation plans approved by security holders include 840,394 shares under the 1998 Plan, 7,418,019 shares under the 2003 Plan and 1,567 shares under the Knight Trading Group, Inc. 1998 Non-Employee Director Stock Option Plan. These plans are discussed further in Note 17 to the Company’s 2004 Consolidated Financial Statements included in our Annual Report.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers and Directors are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and Nasdaq. Copies of these reports must also be furnished to the Company. Based solely upon its review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended December 31, 2004, all filing requirements applicable to its officers and Directors were complied with in a timely manner.

Purchases and sales of our equity securities by such persons are published on our corporate web site at www.knight.com in the “Investor Center” section. The information on our corporate web site is not incorporated by reference into this Proxy Statement.

FINANCE AND AUDIT COMMITTEE REPORT

During 2004, the Finance and Audit Committee of the Board of Directors (the “Committee”) provided assistance to the Company’s Board of Directors in fulfilling its oversight of: (1) the integrity of the financial statements and its risk and control environment; (2) the relationship with the independent auditor; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The Committee also reviewed and made recommendations to the Board regarding: (i) all proposed material capital formation plans, including planned issuances of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company. The Committee operated under an amended and restated Charter adopted on March 29, 2004 (the “Charter”).

The Committee comprises three independent Directors. The Board of Directors has determined in its business judgment that each Committee member complied with the independence, experience and financial literacy requirements set forth by The Nasdaq Stock Market, Inc., The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC pursuant to The Sarbanes-Oxley Act of 2002, as currently in effect (the “Act”). The Board of Directors has also determined in its business judgment that Messrs. Griffith, Doherty and Lockburner are each an

“audit committee financial expert” as defined under SEC rules. The SEC provides that an “audit committee financial expert” does not have additional duties, obligations or liabilities and is not considered an expert under the U.S. Securities Act of 1933.

For 2004, PricewaterhouseCoopers LLP (“PwC”) was the Company’s independent auditor. The Committee is responsible for retaining and, as necessary, terminating, the independent auditor and pre-approves all audit and non-audit services and fees to be provided by the independent auditor. The Committee received and reviewed the written disclosures and the letter from its current independent auditor, PwC, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) regarding auditor independence, and held discussions and reviewed with the independent auditor all relationships it has with the Company to determine and satisfy itself regarding the independent auditor’s independence. When considering the independence of the Company’s independent auditor, the Committee considered whether the auditor’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its objectivity and independence. The Committee reviewed and approved, among other matters, the amount of fees paid to PwC for audit and non-audit services. All non-audit services performed by the independent auditor must be pre-approved by the Committee or a specified member thereof. The Committee also evaluated the qualifications and performance of the independent auditor. Based on its review of these matters, the Committee selected PwC as the Company’s independent auditor for the year ended December 31, 2005, which selection was ratified by the Board of Directors and has also been submitted to the stockholders for ratification at the Annual Meeting.

Management is responsible for the financial reporting process, including the system of internal control and the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for conducting an independent audit of the financial statements in accordance with generally accepted auditing standards. The Committee is responsible for monitoring and reviewing these processes. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.

In performing its duties, the Committee held fifteen (15) meetings during 2004. The Committee met in executive session six (6) times during regularly scheduled meetings held throughout the year. Additionally, the Committee met in private session with the Chief Financial Officer, Chief Legal Officer/General Counsel, Director of Risk Management, Director of Internal Audit, and independent auditor during various meetings held throughout the year. These meetings were designed, among other things, to encourage free and open communications among the Committee, management and independent auditor. The independent auditor has free access to the Committee to discuss any matters it deems appropriate. The Committee has discussed with the independent auditor, with and without management present, the overall scope and plan for its annual audit, the results of its examination and the overall quality of the Company’s financial reporting and its evaluation of the Company’s internal controls, including its assessment on management’s assertion of the adequacy of the Company’s controls over financial reporting. Additionally, the Committee discussed matters related to the conduct of the audit and other matters required to be discussed by Statements on Auditing Standards No. 61, as amended (Communications with Audit Committees). The Committee also reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2004 with management and the independent auditor.

During the course of 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of The Sarbanes-Oxley Act of 2002 and related regulations. The Finance and Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Finance and Audit Committee received periodic updates provided by management and the independent auditors at each regularly scheduled Finance and Audit Committee meeting. At the conclusion of the process, management provided the Finance and Audit Committee with its report on the effectiveness of the Company’s internal control over financial reporting.

For the year ended December 31, 2004, the Committee performed all of its duties and responsibilities under the Charter. Based on the Committee’s discussions with management and the independent auditor, review of the representations of management, including management’s Report on Internal Control over Financial Reporting as required by Section 404 of the Act, and the report of the independent auditor to the Committee, and subject to the limitations on the role of the Committee referred to above and in the Charter, the Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K.

Finance and Audit Committee

Gary R. Griffith, Chairman

Charles V. Doherty

Thomas C. Lockburner

Fees Paid To Our Independent Auditor

In addition to retaining PwC to audit the consolidated financial statements for 2004, the Company retained PwC, as well as other accounting and consulting firms, to provide various consulting services in 2004, and expects to continue to do so in the future. The Company understands the need for PwC to maintain its objectivity and independence in its audit of the Company’s financial statements and, therefore, the Company does not use PwC for strategic consulting services, development of tax planning transactions or for services prohibited by The Sarbanes-Oxley Act of 2002 such as internal audit work and financial information system design and implementation. The Company uses PwC for non-audit work when it concludes that PwC is the most appropriate provider of that service and such work is compatible with maintaining its objectivity and independence.

The following fees were paid to PwC, the Company’s independent auditor, for services rendered in 2004 and 2003:

	2004	2003
Audit fees	$1,233,145	$713,346

Non-audit fees:
Audit-related fees	83,500	145,734
Tax Fees	232,516	338,823

Total Non-audit fees	316,016	484,557

Total Fees Paid to PwC	$1,549,161	$1,197,903

Audit fees represent the aggregate fees for professional services rendered for the audit of the Company’s annual financial statements for the applicable year and reviews of the Company’s financial statements included in SEC Forms 10-Q during such year. Audit fees for 2004 also include the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of The Sarbanes-Oxley Act of 2002 (Section 404).

Audit-related fees primarily represent fees paid in the applicable year for audits of benefit plans, due diligence related to acquisitions and financial accounting consultations. Audit-related fees for 2003 also include advice and consultations in connection with planning for the attestation required by Section 404.

Tax fees represent fees paid in the applicable year for assistance with domestic and international income tax compliance, expatriate employee tax compliance, tax examinations, and general tax advice. This amount includes $59,000 paid in January 2005 related to tax services performed in 2004.

Policy on Finance and Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Finance and Audit Committee (“the Committee”) is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor and fees related to such services.

On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Committee is requested. The Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. The Committee may delegate to one or more of its members the authority to grant pre-approval required by this policy. On a periodic basis, management reports to the Committee regarding the actual spending for such projects and services compared to the pre-approved amounts.

In granting pre-approval of non-audit services, the Committee considered whether the provision of non-audit services rendered by our independent auditor is compatible with maintaining their objectivity and independence. The Committee concluded that such objectivity and independence has been maintained.

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Finance and Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditor for the fiscal year ending December 31, 2005 as required under The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC pursuant to The Sarbanes-Oxley Act of 2002. Additionally, the Board of Directors has ratified the selection of PwC as the Company’s independent auditor and we are submitting the selection of PwC for stockholder ratification at the Annual Meeting.

PwC representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Although stockholder action on this matter is not required under our Amended and Restated By-Laws or Amended and Restated Certificate of Incorporation, this appointment is being recommended to the stockholders for ratification (as we have done in prior years) because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection of PwC, the Finance and Audit Committee will reconsider whether or not to retain PwC, but still may retain them. Even if the selection is ratified, the Finance and Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Pursuant to applicable Delaware law, the ratification of the selection of PwC requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy, and entitled to vote. Abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will be disregarded and have no effect on the outcome of the vote.

THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth, as of March 21, 2005, certain information regarding the beneficial ownership of Class A Common Stock by: (i) each of the Company’s Named Executive Officers; (ii) each Director of the Company; (iii) each nominee for election as a Director of the Company; (iv) each person who is known to the Company to own beneficially more than 5% of the Class A Common Stock; and (v) all Named Executive Officers and Directors of the Company as a group. Such information is based, in part, upon information provided by certain stockholders of the Company. In the case of persons other than the officers and Directors of the Company, such information is based solely on a review of Schedules 13D and 13G filed with the SEC. As of March 21, 2005 there were 595 holders of record of Class A Common Stock and approximately 55,000 beneficial holders of our Class A Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)(2)	Percentage Of Shares Beneficially Owned(3)
Thomas M. Joyce(4)	3,078,553	2.81
Gregory C. Voetsch (5)	886,477	*
Derek N. Stein(6)	363,070	*
John B. Howard(7)	195,241	*
Thomas M. Merritt(8)	41,231	*
Charles V. Doherty(9)	82,467	*
William L. Bolster(10)	8,750	*
Gary R. Griffith(11)	74,750	*
Robert M. Lazarowitz(12)	3,890,298	3.55
Thomas C. Lockburner(13)	11,250	*
Rodger O. Riney(14)	1,706,962	1.56
James T. Milde	—	—
Mellon Financial Corporation(15)	9,272,246	8.46
All Named Executive Officers, Directors and Nominees as a group (12 persons)	10,339,049	9.43%

*	Less than 1% of the issued and outstanding shares.

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Class A Common Stock that such person owns or has the right to acquire within 60 days. As a result, we have included in the “Number of Shares Beneficially Owned” column, shares of Class A Common Stock underlying fully-vested stock options. In addition, we have also included vested and unvested restricted stock granted to a person. Such restricted stock has voting rights, irrespective of vesting.
(2)	Unless otherwise indicated, the address for each beneficial owner is c/o Knight Trading Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.
(3)	For purposes of computing the “Percentage of Shares Beneficially Owned” column any shares which such person or persons does not currently own but has the right to acquire within 60 days (as well as the shares of Class A Common Stock underlying fully-vested stock options) are deemed to be outstanding for the purpose of computing the percentage ownership of any person. Restricted stock is deemed outstanding, irrespective of vesting.
(4)	Consists of 412,656 unrestricted shares and 538,420 restricted shares held by Mr. Joyce individually, 125,000 unrestricted shares held in a charitable trust over which Mr. Joyce has no voting and dispositive power and 2,002,477 shares issuable upon the exercise of options that are exercisable within 60 days.

(5)	Consists of 243,777 unrestricted and 420,471 restricted shares held by Mr. Voetsch individually, 13,200 unrestricted shares held by members of Mr. Voetsch’s immediate family for which Mr. Voetsch has sole voting and dispositive power and 209,029 shares issuable upon the exercise of options that are exercisable within 60 days.
(6)	Consists of 22,842 unrestricted and 139,494 restricted shares held by Mr. Stein individually and 200,734 shares issuable upon the exercise of options that are exercisable within 60 days.
(7)	Consists of 36,220 unrestricted and 53,612 restricted shares held by Mr. Howard individually and 105,409 shares issuable upon the exercise of options that are exercisable within 60 days.
(8)	Consists of 270 unrestricted and 5,127 restricted shares held by Mr. Merritt individually and 35,834 shares issuable upon the exercise of options that are exercisable within 60 days.
(9)	Consists of 7,000 unrestricted shares held by Mr. Doherty individually, 5,000 unrestricted shares held in a charitable trust over which Mr. Doherty has no voting and dispositive power and 70,467 shares issuable upon the exercise of options that are exercisable within 60 days.
(10)	Consists of 8,750 shares issuable upon the exercise of options held by Mr. Bolster that are exercisable within 60 days.
(11)	Consists of 14,000 unrestricted shares held by Mr. Griffith individually and 60,750 shares issuable upon the exercise of options that are exercisable within 60 days.
(12)	Consists of 1,878 unrestricted shares held by Mr. Lazarowitz individually, 1,496 unrestricted shares held by Mr. Lazarowitz’s immediate family for which Mr. Lazarowitz has sole voting and dispositive power, 1,826,174 unrestricted shares held by Lazarowitz Family Associates, L.P., a Delaware limited partnership, in which Mr. Lazarowitz is the general partner and the limited partners are his wife and a trust for the benefit of certain members of his immediate family, 2,024,000 unrestricted shares held by Trimark Associates LLC, a Delaware limited liability company, in which Mr. Lazarowitz is a member, and 36,750 shares issuable upon the exercise of options that are exercisable within 60 days.
(13)	Consists of 2,500 unrestricted shares held by Mr. Lockburner individually and 8,750 shares issuable upon the exercise of options that are exercisable within 60 days.
(14)	Consists of 1,646,212 unrestricted shares held by four trusts and a family limited partnership for the benefit of Mr. Riney and his immediate family over which Mr. Riney has sole voting and dispositive power, and 60,750 shares issuable upon the exercise of options that are exercisable within 60 days.
(15)	The shares are held by direct and indirect subsidiaries of Mellon Financial Corporation. The address of Mellon Financial Corporation is One Mellon Center, Pittsburgh, Pennsylvania 15258.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of business, the Company from time to time engages in transactions with other corporations or financial institutions whose officers or directors are also Directors of the Company. Transactions with such corporations and financial institutions are conducted on an arm’s-length basis and do not violate the Nasdaq independence standards, as currently in effect.

Sanders Morris Harris.    Mr. McMaken, a Senior Vice President and Managing Director of Corporate Finance for Sanders Morris Harris, served as a Director of Knight until May 2004 when he did not stand for re-election. For the year ended December 31, 2004, Sanders Morris Harris was the source of less than 1% of our U.S. equity shares traded. During the same period, payment for order flow by us to Sanders Morris Harris equaled approximately $1,600.

Scottrade.    Mr. Riney, the president of Scottrade, is a Director of Knight, and has beneficial ownership over 1,646,212 shares of our Class A Common Stock. For the year ended December 31, 2004, Scottrade was the source of 4.1% of the Company’s U.S. equity shares traded. During the same period, payment for order flow by us to Scottrade equaled approximately $4.8 million, representing less than 5% of the Company’s or Scottrade’s consolidated gross revenues for 2004.

ADDITIONAL INFORMATION

The Company will make available a copy of its Annual Report on Form 10-K for the year ended December 31, 2004, without charge, upon written request to the Corporate Secretary, Knight Trading Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. This Proxy Statement and the Company’s 2004 Annual Report to Stockholders and Annual Report on Form 10-K are also available on the Company’s website at http://www.knight.com. The 2004 Annual Report to Stockholders, Annual Report on Form 10-K and information on the website, other than the Proxy Statement, are not part of the Company’s proxy soliciting materials, and are not incorporated by reference.

STOCKHOLDER PROPOSALS

In accordance with the Company’s Amended and Restated By-Laws, stockholder proposals intended to be presented at the Company’s 2006 Annual Meeting must be received by the Company not later than February 11, 2006, and no earlier than January 12, 2006, for inclusion in the proxy materials for such meeting. Such proposals must be delivered to, or mailed and received by, the Corporate Secretary for the Company at Knight Trading Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310 and otherwise meet certain requirements as described in the Company’s Amended and Restated By-Laws.

OTHER BUSINESS

Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly brought before such Annual Meeting, the persons named in the enclosed proxy or their substitutes intend to vote the Proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE PROPOSALS	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	AGAINST	ABSTAIN
1.	To approve the change of the Company’s name to Knight Capital Group, Inc.	☐	☐	☐

2.	To elect 8 members of the Company’s Board of Directors to serve until the Company’s next annual meeting and until such directors’
	successors are duly elected and qualified;			FOR	AGAINST	ABSTAIN
		3.	To ratify the selection of Pricewaterhouse- Coopers LLP as the Company’s independent auditor for 2005; and	☐	☐	☐
FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐

01 William L. Bolster	05 Robert M. Lazarowitz	4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
02 Charles V. Doherty	06 Thomas C. Lockburner
03 Gary R. Griffith	07 James T. Milde
04 Thomas M. Joyce	08 Rodger O. Riney

(Instructions: To withhold authority to vote for any nominee, strike a line through that nominee’s name in the list above.)

¬	PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature	Signature	Date
(Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, Executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by duly authorized officer.)

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
[http://www.eproxy.com/nite]		[1-800-435-6710]		Mark, sign and date
Use the Internet to vote your proxy.		Use any touch-tone telephone to		your proxy card
Have your proxy card in hand when	OR	vote your proxy. Have your proxy	OR	and
you access the web site.		card in hand when you call.		return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

KNIGHT TRADING GROUP, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2005

The undersigned hereby appoints Thomas M. Joyce and Thomas M. Merritt, and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of Knight
Trading Group, Inc. (the “Company”) to be held on May 11, 2005 at 1:00 p.m. at the Company’s headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310, and at any adjournment thereof, and to vote all shares of common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated below.

All shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated herein. If no instructions are indicated, such proxies will be voted in accordance with the Board of Directors’ recommendations as set forth herein with respect to such proposal(s).

Address Change/Comments (Mark the corresponding box on the reverse side)

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